Filed Pursuant to Rule 433
                                                         File No.: 333-140804-06


    THIS FREE WRITING PROSPECTUS, DATED DECEMBER 13, 2007, MAY BE AMENDED OR
                         COMPLETED PRIOR TO TIME OF SALE

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 400-7834 or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

          SUPPLEMENT TO FREE WRITING PROSPECTUS DATED DECEMBER 13, 2007

                           $995,664,000 (Approximate)

         J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-C1
                                 Issuing Entity

             J.P. Morgan Chase Commercial Mortgage Securities Corp.
                                    Depositor

          Commercial Mortgage Pass-Through Certificates, Series 2007-C1

                                    JPMorgan
                        Sole Lead Manager and Bookrunner

                      Natixis Securities North America Inc.
                                   Co-Manager

The information in this Supplement to Free Writing Prospectus (this "Supplement") clarifies, updates and/or modifies the information contained in the free writing prospectus, dated November 30, 2007 (the "Free Writing Prospectus"), and the structural and collateral term sheet, dated November 30, 2007 (the "Term Sheet" and, together with the Free Writing Prospectus, the "Transaction Free Writing Prospectus"). All references to Loan Nos. in this Supplement are to the corresponding Loan Nos. on Annex A-1 to the Free Writing Prospectus. Capitalized terms used in this Supplement but not defined herein will have the meanings ascribed to them in the Free Writing Prospectus.

A. The following are certain modifications to the characteristics of certain Classes of Certificates:

      1. Characteristics of certain Classes of Certificates have been modified as set forth under the heading "Approximate Securities Structure" in Annex A to this Supplement.

B. The following is additional information modifying the information contained in the Transaction Free Writing Prospectus:

      1. The following information is hereby added as the last paragraph to "Risk Factors--Condominium Ownership May Limit Use and Improvements" in the Free Writing Propsectus:

            Additionally, with respect to the mortgaged property securing the mortgage loans identified as Loan Nos. 7 and 8 on Annex A-1 to this free writing prospectus, the improvements are subject to a "division of air rights" regime, under which separate floors of the structure are treated as separate and distinct units. Use and upkeep of common elements of the structure are governed under a master declaration and by an owners' association. This "division of air rights" regime shares many of the same characteristics and risks of a condominium regime, as described above.

      2. Characteristics of the Mortgage Loans have been modified as set forth under the headings "Collateral Characteristics," "Top Ten Mortgage Loans," "Additional Secured Debt and Mezzanine Debt Loan Summary" and "Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties" in Annex B to this Supplement.

      3. Characteristics of the Mortgage Loans have been modified as set forth under the heading "Certain Mortgage Loan Characteristic Changes" in Annex C to this Supplement.

      4. Schedule II to the Free Writing Prospectus titled "Class X-2 Component Notional Amounts" is deleted in its entirety and is replaced with Annex D to this Supplement.

      5. Schedule III to the Free Writing Prospectus titled "Class A-SB Planned Principal Balance" is deleted in its entirety and is replaced with Annex E to this Supplement.

                                    1 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1                                                            Annex A

                        Approximate Securities Structure

Publicly Offered Classes

                                         Approximate     Expected
          Expected       Approximate       Initial       Weighted     Expected
           Ratings           Face          Credit       Avg. Life      Payment
Class   (Moody's/S&P)     Amount(1)      Support(2)     (years)(3)    Window(3)
-----   -------------   --------------   -----------    ----------   -----------
A-1        Aaa/AAA      $   31,999,000        30.000%         2.99   01/08-09/12
A-2        Aaa/AAA      $   49,212,000        30.000%         4.88   10/12-11/12
A-3        Aaa/AAA      $  105,514,000        30.000%         6.82   10/14-10/14
A-4        Aaa/AAA      $  578,679,000        30.000%         9.74   02/17-11/17
A-SB       Aaa/AAA      $   59,406,000        30.000%         7.02   09/12-02/17
X-2        Aaa/AAA      $1,171,766,000           N/A           N/A           N/A
A-M        Aaa/AAA      $  117,830,000        20.000%         9.90   11/17-11/17
A-J        Aaa/AAA      $   53,024,000        15.500%         9.99   11/17-12/17

Privately Offered Classes

                                         Approximate     Expected
          Expected       Approximate       Initial       Weighted     Expected
           Ratings           Face          Credit       Avg. Life      Payment
Class   (Moody's/S&P)     Amount(1)        Support      (years)(3)    Window(3)
-----   -------------   --------------   -----------    ----------   -----------
X-1        Aaa/AAA      $1,178,301,244           N/A           N/A           N/A
B          Aa1/AA+      $   16,202,000        14.125%          N/A           N/A
C          Aa2/AA       $   14,728,000        12.875%          N/A           N/A
D          Aa3/AA-      $   11,783,000        11.875%          N/A           N/A
E           A1/A+       $   13,256,000        10.750%          N/A           N/A
F           A2/A        $   10,310,000         9.875%          N/A           N/A
G           A3/A-       $   13,256,000         8.750%          N/A           N/A
H         Baa1/BBB+     $   14,729,000         7.500%          N/A           N/A
J         Baa2/BBB      $   16,202,000         6.125%          N/A           N/A
K         Baa3/BBB-     $   13,256,000         5.000%          N/A           N/A
L          Ba1/BB+      $    7,364,000         4.375%          N/A           N/A
M          Ba2/BB       $    8,837,000         3.625%          N/A           N/A
N          Ba3/BB-      $    4,419,000         3.250%          N/A           N/A
P           B1/B+       $    5,891,000         2.750%          N/A           N/A
Q           B2/B        $    4,419,000         2.375%          N/A           N/A
T           B3/B-       $    2,946,000         2.125%          N/A           N/A
NR          NR/NR       $   25,039,244           N/A           N/A           N/A

----------

1     Approximate, subject to a permitted variance of plus or minus 5%.

2 The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are represented in the aggregate.

3 The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

                                    2 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1                                                            Annex B

                          Collateral Characteristics

Initial Pool Balance (IPB):                                       $1,178,301,244
Number of Mortgage Loans:                                                     60
Number of Mortgaged Properties:                                               73
Average Cut-off Date Balance per Mortgage Loan:                      $19,638,354
Average Cut-off Date Balance per Property:                           $16,141,113
Weighted Average (WA) Current Mortgage Rate:                            6.47687%
Weighted Average Underwritten (UW) DSCR:                                   1.25x
Weighted Average Cut-off Date Loan-to-Value (LTV):                         70.1%
Weighted Average Maturity Date LTV:                                        64.2%
Weighted Average Remaining Term to Maturity (months):                 112 months
Weighted Average Original Amortization Term (months)(1):              355 months
Weighted Average Seasoning (months):                                    2 months
10 Largest Mortgage Loans as % of IPB:                                     63.1%
% of Mortgage Loans with Additional Debt:                                  39.9%
% of Mortgaged Properties with Single Tenants:                             15.2%

----------

1     Excludes mortgage loans that are Interest-Only for the entire term.

                                     3 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1

                            Top Ten Mortgage Loans(1)

                                                                     Number of
Loan Seller(2)   Loan Name                       City, State         Properties
--------------   -----------------------------   ----------------   ------------
JPMCB            American Cancer Society Plaza   Atlanta, GA                   1
JPMCB            Block at Orange                 Orange, CA                    1
JPMCB            Westin Portfolio                Various, Various              2
JPMCB            Gurnee Mills                    Gurnee, IL                    1
NATIXIS          The Shoppes at El Paso          El Paso, TX                   1
JPMCB            Stamford Marriott               Stamford, CT                  1
JPMCB            Molasky Corporate Center        Las Vegas, NV                 2
JPMCB            Brandywine Regency Warehouse    Brandywine, MD                1
JPMCB            Inland - Bradley Portfolio      Various, Various              4
JPMCB            Centennial I & II               Tacoma, WA                    1

Top 5 Total/Weighted Average
Top 10 Total/Weighted Average

                                Cut-off Date                SF/Units/      UW      Cut-off      Property
Loan Seller(2)                    Balance      % of IPB     Rooms/Beds    DSCR    LTV Ratio       Type
--------------                  ------------   --------    ------------   -----   ---------    ----------
JPMCB                           $136,000,000       11.5%        998,770   1.15x        72.3%     Office
JPMCB                           $110,000,000        9.3%        698,660   1.10x        68.3%     Retail
JPMCB                           $105,000,000        8.9%            899   1.21x        68.8%     Hotel
JPMCB                            $75,000,000        6.4%      1,558,930   1.21x        79.0%     Retail
NATIXIS                          $70,000,000        5.9%        378,838   1.24x        63.8%     Retail
JPMCB                            $67,500,000        5.7%            506   1.20x        77.1%     Hotel
JPMCB                            $67,300,000        5.7%        155,290   1.42x        72.6%     Office
JPMCB                            $39,900,533        3.4%        624,502   1.20x        71.1%   Industrial
JPMCB                            $38,315,000        3.3%      1,118,096   1.75x        56.5%   Industrial
JPMCB                            $34,967,426        3.0%        239,475   1.22x        66.9%     Office

Top 5 Total/Weighted Average    $496,000,000       42.1%                  1.17x        70.5%
Top 10 Total/Weighted Average   $743,982,958       63.1%                  1.23x        70.4%

----------

1 Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

2 "JPMCB" = JPMorgan Chase Bank, N.A.; "NATIXIS" = Natixis Real Estate Capital Inc.

                                     4 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1

             Additional Secured Debt and Mezzanine Debt Loan Summary



                                                % of Cut-off                      Trust
                           Cut-off Date Trust    Date Trust      Pari Passu    Cut-off Date     Trust
Loan Name                      Balance(1)         Balance           Debt          LTV(2)       DSCR(2)
------------------------   ------------------   ------------    ------------   ------------    -------
Block at Orange                  $110,000,000            9.3%   $110,000,000           68.3%    1.10x
Westin Portfolio                 $105,000,000            8.9%   $104,000,000           68.8%    1.21x
Gurnee Mills                      $75,000,000            6.4%   $246,000,000           79.0%    1.21x
The Shoppes at El Paso            $70,000,000            5.9%             $0           63.8%    1.24x
Molasky Corporate Center          $67,300,000            5.7%    $22,500,000           72.6%    1.42x
Tres Puentes IV, V, VI            $13,900,000            1.2%             $0           79.2%    1.15x
PCTC Medical Building              $5,010,000            0.4%             $0           68.6%    1.20x
------------------------   ------------------   ------------    ------------   ------------    -------
Total/Weighted Average           $446,210,000           37.9%   $482,500,000           70.5%    1.22x

                                                              Total
                            Junior/B-                       Mortgage       Total
                             Notes/        Cut-off Date       Debt        Mortgage   Cut-off Date
                           Subordinate    Total Mortgage     Cut-off        Debt      Mezzanine
Loan Name                    Secured         Debt(2)       Date LTV(2)    DSCR(2)      Balance
------------------------   ------------   --------------   -----------    --------   ------------
Block at Orange                      $0     $220,000,000          68.3%    1.10x               $0
Westin Portfolio                     $0     $209,000,000          68.8%    1.21x      $31,500,000
Gurnee Mills                         $0     $321,000,000          79.0%    1.21x               $0
                                                                                               (3)
The Shoppes at El Paso               $0      $70,000,000          63.8%    1.24x
Molasky Corporate Center             $0      $89,800,000          72.6%    1.42x      $13,900,000
Tres Puentes IV, V, VI         $600,000      $14,500,000          82.6%    1.07x               $0
PCTC Medical Building          $345,000       $5,355,000          73.4%    1.07x               $0
------------------------   ------------   --------------   -----------    --------   ------------
Total/Weighted Average         $945,000     $929,655,000          72.4%    1.20x      $45,400,000

----------

1     Includes only those assets that are included in the trust fund.

2 Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the Block at Orange, Westin Portfolio, Gurnee Mills and Molasky Corporate Center loans, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

3 With respect to loan number 5, Dominion Capital Management made a $9,500,000 preferred equity investment in the borrower at origination and is scheduled to make a single subsequent $3,000,000 preferred equity investment no later than January 2008. The preferred equity investment must be repurchased anytime during the period commencing on the 6th month after origination through the 35th month after origination.

                                     5 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1

   Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties

                         Cut-off Date Principal Balance

                                     Number of                                         WA        WA UW
Range of Principal Balances            Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
$2,075,000 - $2,999,999                         2           $4,735,000        0.4%      70.2%    1.17x
$3,000,000 - $3,999,999                         3            9,996,253        0.8       43.5%    2.14x
$4,000,000 - $4,999,999                         5           21,421,405        1.8       67.8%    1.33x
$5,000,000 - $6,999,999                        15           86,726,602        7.4       71.0%    1.26x
$7,000,000 - $9,999,999                         8           64,705,113        5.5       70.3%    1.20x
$10,000,000 - $14,999,999                       9          114,930,472        9.8       70.2%    1.23x
$15,000,000 - $24,999,999                       7          131,803,441       11.2       70.2%    1.28x
$25,000,000 - $49,999,999                       5          180,482,958       15.3       67.7%    1.40x
$50,000,000 - $99,999,999                       3          212,500,000       18.0       73.4%    1.22x
$100,000,000 - $136,000,000                     3          351,000,000       29.8       70.0%    1.15x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x
Average Balance per Loan:             $19,638,354
Average Balance per Property:         $16,141,113

                        Range of Mortgage Interest Rates

                                     Number of                                         WA        WA UW
Range of Mortgage Interest Rates       Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
5.7670% - 5.9999%                               5         $176,700,000       15.0%      76.7%    1.26x
6.0000% - 6.2499%                               1           42,300,000        3.6       72.6%    1.42x
6.2500% - 6.4999%                              12          368,914,155       31.3       68.4%    1.22x
6.5000% - 7.0600%                              42          590,387,089       50.1       69.1%    1.24x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x
WA Interest Rate:                          6.4769%

                       Original Term to Maturity in Months

                                     Number of                                         WA        WA UW
Range of Original Terms to Maturity    Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
60 - 72                                         4          $50,110,000        4.3%      70.0%    1.23x
73 - 84                                         1          110,000,000        9.3       68.3%    1.10x
85 - 120                                       55        1,018,191,244       86.4       70.3%    1.26x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x
WA Original Loan Term:                 114 months

                           Geographic Distribution(1)

                                     Number of                                         WA        WA UW
Geographic Location                  Properties      Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
California                                      7         $170,016,253       14.4%      66.6%    1.15x
  Southern California                           5          150,416,253       12.8       66.4%    1.15x
  Northern California                           2           19,600,000        1.7       67.8%    1.19x
Georgia                                         4          153,767,752       13.0       72.7%    1.17x
Illinois                                        8          147,083,595       12.5       72.1%    1.36x
Texas                                           8          144,362,106       12.3       67.7%    1.22x
Arizona                                         2           87,030,974        7.4       66.4%    1.21x
Connecticut                                     1           67,500,000        5.7       77.1%    1.20x
Nevada                                          2           67,300,000        5.7       72.6%    1.42x
Maryland                                        4           67,017,501        5.7       69.6%    1.21x
Other                                          37          274,223,063       23.3       70.2%    1.29x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        73       $1,178,301,244      100.0%      70.1%    1.25x

               Underwritten Cash Flow Debt Service Coverage Ratios

                                     Number of                                         WA        WA UW
Range of UW DSCRs                      Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
1.10x - 1.14x                                   1         $110,000,000        9.3%      68.3%    1.10x
1.15x - 1.19x                                  19          337,907,588       28.7       72.7%    1.15x
1.20x - 1.29x                                  22          501,203,701       42.5       70.7%    1.22x
1.30x - 1.49x                                  11          140,990,950       12.0       70.0%    1.39x
1.50x - 1.99x                                   5           81,202,752        6.9       61.9%    1.67x
2.00x - 2.66x                                   2            6,996,253        0.6       35.4%    2.49x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x
WA UW DSCR:                                  1.25x

                   Remaining Terms to Maturity Date in Months

Range of Remaining                   Number of                                         WA        WA UW
Terms to Maturity                      Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
58 - 60                                         4          $50,110,000        4.3%      70.0%    1.23x
61 - 84                                         1          110,000,000        9.3       68.3%    1.10x
85 - 120                                       55        1,018,191,244       86.4       70.3%    1.26x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x
WA Remaining Term:                     112 months

                          Property Type Distribution(1)

                                                     Number of                                        WA       WA UW
Property Type             Sub Property Type          Properties     Principal Balance   % of IPB    LTV(2)    DSCR(2)
-----------------------   ----------------------   --------------   -----------------   --------    ------    -------
Retail                    Anchored                             22        $387,659,363       32.9%     69.3%    1.21x
                          Unanchored                           11          44,925,595        3.8      68.1%    1.31x
                          Subtotal:                            33        $432,584,958       36.7%     69.2%    1.22x
Office                    CBD                                   4        $227,678,441       19.3%     73.2%    1.23x
                          Suburban                              8          94,862,231        8.1      68.5%    1.25x
                          Subtotal:                            12        $322,540,672       27.4%     71.8%    1.24x
Hotel                     Full Service                          3        $172,500,000       14.6%     72.0%    1.21x
                          Limited Service                       5          47,404,606        4.0      69.4%    1.38x
                          Subtotal:                             8        $219,904,606       18.7%     71.5%    1.24x
Industrial                Warehouse/Distribution                9         $96,543,533        8.2%     69.3%    1.32x
                          Flex                                  3          26,377,000        2.2      61.1%    1.60x
                          Subtotal:                            12        $122,920,533       10.4%     67.5%    1.38x
Mixed Use                 Office/Retail                         4         $57,625,000        4.9%     70.8%    1.19x
Self Storage                                                    2          $8,650,000        0.7%     68.0%    1.26x
Land                                                            1          $8,000,000        0.7%     63.1%    1.21x
Multifamily               Garden                                1          $6,075,476        0.5%     58.4%    1.37x
Total/Weighted Average:                                        73      $1,178,301,244      100.0%     70.1%    1.25x

----------

1 Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than 1 mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

2 Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payment on, the related pari passu companion loans.

                                     6 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1

                     Original Amortization Term in Months(1)

Range of Original                    Number of                                         WA        WA UW
Amortization Terms                     Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
180 - 240                                       2          $17,998,794        1.8%      53.5%    1.26x
241 - 300                                       4           35,404,606        3.5       67.5%    1.35x
301 - 360                                      46          949,437,844       94.7       70.7%    1.21x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        52       $1,002,841,244      100.0%      70.3%    1.21x
WA Original Amort Term:                355 months

                        LTV Ratios as of the Cut-off Date

                                     Number of                                         WA        WA UW
Range of Cut-off LTVs                  Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
32.0% - 50.0%                                   2           $6,996,253        0.6%      35.4%    2.49x
50.1% - 60.0%                                   5           65,133,794        5.5       56.1%    1.58x
60.1% - 65.0%                                  10          143,341,742       12.2       63.7%    1.27x
65.1% - 70.0%                                  15          380,825,577       32.3       68.1%    1.20x
70.1% - 75.0%                                  12          319,078,539       27.1       72.1%    1.24x
75.1% - 80.0%                                  16          262,925,339       22.3       78.5%    1.20x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x
WA Cut-off Date LTV Ratio:                   70.1%

                               Amortization Types

                                     Number of                                         WA        WA UW
Amortized Types                        Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
Balloon Loans
Partial Interest-Only                          28         $681,333,265       57.8%      71.5%    1.19x
Balloon                                        24          321,507,979       27.3       67.7%    1.26x
Interest Only                                   8          175,460,000       14.9       69.4%    1.45x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x

                          Partial Interest-Only Periods

Range of Partial                     Number of                                         WA        WA UW
Interest-Only Periods                  Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
24 - 35                                         9         $110,560,000       16.2%      71.9%    1.27x
36 - 47                                        14          374,565,000       55.0       70.6%    1.16x
48 - 60                                         5          196,208,265       28.8       72.9%    1.19x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        28         $681,333,265      100.0%      71.5%    1.19x

                                  Loan Purpose

                                     Number of                                         WA        WA UW
Loan Purpose                           Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
Refinance                                      40         $773,475,575       65.6%      70.0%    1.22x
Acquisition                                    20          404,825,670       34.4       70.3%    1.31x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x

                    Remaining Amortization Term in Months(1)

Range of Remaining                   Number of                                         WA        WA UW
Amortization Terms                     Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
178 - 240                                       2          $17,998,794        1.8%      53.5%    1.26x
241 - 300                                       4           35,404,606        3.5       67.5%    1.35x
301 - 360                                      46          949,437,844       94.7       70.7%    1.21x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        52       $1,002,841,244      100.0%      70.3%    1.21x
WA Remaining Amort Term:               355 months

                          LTV Ratios as of the Maturity

                                     Number of                                         WA        WA UW
Range of Maturity LTVs                 Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
23.4% - 50.0%                                   4          $24,995,047        2.1%      48.4%    1.60x
50.1% - 60.0%                                  17          251,699,053       21.4       63.4%    1.32x
60.1% - 65.0%                                  15          258,105,151       21.9       69.5%    1.23x
65.1% - 70.0%                                  14          490,501,993       41.6       72.5%    1.21x
70.1% - 75.0%                                   7           55,600,000        4.7       76.9%    1.22x
75.1% - 79.0%                                   3           97,400,000        8.3       79.2%    1.20x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x
WA LTV Ratio at Maturity:                    64.2%

                          Year Built/Renovated (3), (4)

                                     Number of                                         WA        WA UW
Range of Years Built/Renovated       Properties      Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
1967 - 1979                                     1           $4,226,405        0.4%      64.0%    1.21x
1980 - 1989                                     7          200,827,000       17.0       70.9%    1.22x
1990 - 1999                                    16          304,216,024       25.8       70.0%    1.21x
2000 - 2004                                    17          265,939,776       22.6       70.8%    1.25x
2005 - 2007                                    32          403,092,040       34.2       69.5%    1.28x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        73       $1,178,301,244      100.0%      70.1%    1.25x

                              Prepayment Protection

                                     Number of                                         WA        WA UW
Prepayment Protection                  Loans         Principal Balance   % of IPB    LTV(2)     DSCR(2)
--------------------------------   --------------    -----------------   --------    -------    -------
Defeasance(5)                                  50         $890,809,752       75.6%      70.2%    1.22x
Yield Maintenance                               7          211,368,227       17.9       72.3%    1.24x
Def/YM                                          2           51,123,265        4.3       59.1%    1.62x
Fixed Penalty                                   1           25,000,000        2.1       72.6%    1.42x
--------------------------------   --------------    -----------------   --------    -------    -------
Total/Weighted Average:                        60       $1,178,301,244      100.0%      70.1%    1.25x

----------

1     Excludes mortgage loans that are Interest-Only for the entire term.

2 Information with respect to the mortgage loans with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with one or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payment on, the related pari passu companion loans.

3 Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each mortgaged property.

4 Because this table is presented at the mortgaged property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one mortgaged property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

5 In the case of one mortgage loan, the related borrower may obtain the release of one or more improved parcels of the mortgaged property by paying an amount equal to 125% of the value of such released parcel(s), subject to yield maintenance.

                                     7 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1                                                            Annex C

                  Certain Mortgage Loan Characteristic Changes

Loan #   Property Name              Characteristic                              FWP Dated 11/30/07               Revised Value
------   ------------------------   -----------------------------------------   ------------------   -------------------------
     3   Westin Portfolio           Annual Debt Service ($)                           8,400,589.44                8,263,836.84
     3   Westin Portfolio           Appraised Value ($)                                304,200,000                 303,800,000
     3   Westin Portfolio           Maturity/ARD Balance ($)                         96,668,759.33               96,397,856.51
     3   Westin Portfolio           Maturity LTV %                                            62.0                        63.2
     3   Westin Portfolio           Current LTV %                                             67.4                        68.8
     3   Westin Portfolio           Interest Rate %                                        7.02100                     6.85900
     3   Westin Portfolio           UW IO DSCR (x)                                            1.36                        1.37
     3   Westin Portfolio           Net Mortgage Rate %                                    6.98950                     6.82750
     3   Westin Portfolio           Monthly Debt Service ($)                            700,049.12                  688,653.07
     3   Westin Portfolio           UW NCF ($)                                          19,897,293                  19,892,607
     3   Westin Portfolio           UW NOI ($)                                          23,689,139                  23,684,453
  3.01   The Westin - La Paloma     Maturity/ARD Balance ($)                         68,611,241.54               68,954,447.60
  3.01   The Westin - La Paloma     Current Balance ($)                              74,524,390.24               75,107,655.50
  3.01   The Westin - La Paloma     Original Balance ($)                                74,524,390                  75,107,656
  3.01   The Westin - La Paloma     UW NCF ($)                                          14,100,302                  14,302,260
  3.01   The Westin - La Paloma     UW NOI ($)                                          16,486,795                  16,688,753
  3.02   The Westin - Hilton Head   Appraised Value ($)                                114,000,000                 113,600,000
  3.02   The Westin - Hilton Head   Maturity/ARD Balance ($)                         28,057,517.80               27,443,408.91
  3.02   The Westin - Hilton Head   Current Balance ($)                              30,475,609.76               29,892,344.50
  3.02   The Westin - Hilton Head   Original Balance ($)                                30,475,610                  29,892,345
  3.02   The Westin - Hilton Head   UW NCF ($)                                           5,796,991                   5,590,347
  3.02   The Westin - Hilton Head   UW NOI ($)                                           7,202,344                   6,995,700
    26   Hampton Inn - Greensboro   Remaining Prepayment Provision (Payments)   L(24),Def(92),O(4)   L(60),Grtr1%orYM(56),O(4)

o In the case of the mortgage loan known as "Westin Portfolio" (identified as Loan No. 3 on Annex A-1 to the Free Writing Prospectus), representing approximately 8.9% of the Initial Pool Balance, the original principal balance of the Westin Portfolio Whole Loan has been increased from $205,000,000 to $209,000,000, which will increase the original principal balance of the Westin Portfolio Pari Passu Companion Loan from $100,000,000 to $104,000,000.

o The mortgage loan known as "West Village" (identified as Loan No. 12 on Annex A-1 to the Free Writing Prospectus), which represented approximately 2.2% of the Initial Pool Balance as of the date of the Free Writing Prospectus, will no longer be part of the pool of mortgage loans and, therefore, will not be included in the Trust.

                                     8 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1                                                            Annex D

                                   SCHEDULE II

                     CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)

Period Ending       Class A-1      Class A-2      Class A-3      Class A-4      Class A-SB     Class A-M      Class A-J
-----------------   ------------   ------------   ------------   ------------   ------------   ------------   ------------
June 15, 2008       $ 25,464,000   $ 49,212,000   $105,514,000   $578,679,000   $ 59,406,000   $117,830,000   $ 53,024,000
December 15, 2008   $ 23,660,000   $ 49,212,000   $105,514,000   $578,679,000   $ 59,406,000   $117,830,000   $ 53,024,000
June 15, 2009       $  2,679,000   $ 49,212,000   $105,514,000   $578,679,000   $ 59,406,000   $117,830,000   $ 53,024,000
December 15, 2009             --   $ 27,508,000   $105,514,000   $578,679,000   $ 59,406,000   $117,830,000   $ 53,024,000
June 15, 2010                 --             --   $ 63,743,000   $578,679,000   $ 59,406,000   $117,830,000   $ 53,024,000
December 15, 2010             --             --   $ 40,198,000   $578,679,000   $ 59,406,000   $117,830,000   $ 53,024,000
June 15, 2011                 --             --   $ 16,722,000   $578,679,000   $ 59,406,000   $117,830,000   $ 53,024,000
December 15, 2011             --             --             --   $465,389,000   $ 59,406,000   $117,830,000   $ 53,024,000
June 15, 2012                 --             --             --   $443,083,000   $ 59,406,000   $117,830,000   $ 53,024,000
December 15, 2012             --             --             --   $332,222,000   $ 57,374,000   $117,830,000   $ 53,024,000
June 15, 2013                 --             --             --   $305,790,000   $ 50,775,000   $117,830,000   $ 53,024,000
December 15, 2013             --             --             --   $295,556,000   $ 44,468,000   $117,830,000   $ 53,024,000
June 15, 2014                 --             --             --   $213,050,000   $ 37,440,000   $117,830,000   $ 53,024,000
December 15, 2014             --             --             --   $205,605,000   $ 30,792,000   $117,830,000   $ 53,024,000

Period Ending       Class B        Class C        Class D        Class E        Class F
-----------------   ------------   ------------   ------------   ------------   ------------
June 15, 2008       $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
December 15, 2008   $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
June 15, 2009       $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
December 15, 2009   $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
June 15, 2010       $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
December 15, 2010   $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
June 15, 2011       $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
December 15, 2011   $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
June 15, 2012       $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
December 15, 2012   $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
June 15, 2013       $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
December 15, 2013   $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
June 15, 2014       $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $ 10,310,000
December 15, 2014   $ 16,202,000   $ 14,728,000   $ 11,783,000   $ 13,256,000   $  3,789,000

Period Ending       Class G          Class H          Class J          Class K          Class L          Class M
-----------------   --------------   --------------   --------------   --------------   --------------   --------------
June 15, 2008       $   13,256,000   $   14,729,000   $   16,202,000   $   13,256,000   $    7,364,000   $    8,837,000
December 15, 2008   $   13,256,000   $   14,729,000   $   16,202,000   $   13,256,000   $    7,364,000   $    8,837,000
June 15, 2009       $   13,256,000   $   14,729,000   $   16,202,000   $   13,256,000   $    7,364,000   $    8,837,000
December 15, 2009   $   13,256,000   $   14,729,000   $   16,202,000   $   13,256,000   $    7,364,000   $    8,837,000
June 15, 2010       $   13,256,000   $   14,729,000   $   16,202,000   $   13,256,000   $    7,364,000   $    8,837,000
December 15, 2010   $   13,256,000   $   14,729,000   $   16,202,000   $   13,256,000   $    7,364,000   $    5,732,000
June 15, 2011       $   13,256,000   $   14,729,000   $   16,202,000   $   13,256,000   $    2,014,000               --
December 15, 2011   $   13,256,000   $   14,729,000   $   16,202,000   $    4,551,000               --               --
June 15, 2012       $   13,256,000   $   14,729,000   $   10,390,000               --               --               --
December 15, 2012   $   13,256,000   $   14,729,000   $      400,000               --               --               --
June 15, 2013       $   13,256,000   $    5,885,000               --               --               --               --
December 15, 2013   $   10,226,000               --               --               --               --               --
June 15, 2014       $    1,629,000               --               --               --               --               --
December 15, 2014               --               --               --               --               --               --
Period Ending       Class N          Class P          Class Q          Class T          Class NR         Total
-----------------   --------------   --------------   --------------   --------------   --------------   --------------
June 15, 2008       $    4,419,000   $    5,891,000   $    4,419,000   $    2,946,000   $   25,039,000   $1,171,766,000
December 15, 2008   $    4,419,000   $    5,891,000   $    4,419,000   $    2,946,000   $   25,039,000   $1,169,962,000
June 15, 2009       $    4,419,000   $    5,891,000   $    4,419,000   $    2,946,000   $   14,733,000   $1,138,675,000
December 15, 2009   $    4,419,000   $    5,891,000   $    4,419,000   $    2,946,000   $    2,507,000   $1,102,066,000
June 15, 2010       $    4,419,000   $    3,929,000               --               --               --   $1,020,953,000
December 15, 2010               --               --               --               --               --   $  985,955,000
June 15, 2011                   --               --               --               --               --   $  951,397,000
December 15, 2011               --               --               --               --               --   $  810,666,000
June 15, 2012                   --               --               --               --               --   $  777,997,000
December 15, 2012               --               --               --               --               --   $  655,114,000
June 15, 2013                   --               --               --               --               --   $  612,839,000
December 15, 2013               --               --               --               --               --   $  587,383,000
June 15, 2014                   --               --               --               --               --   $  489,252,000
December 15, 2014               --               --               --               --               --   $  467,009,000

----------

(1) The total Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the notional amounts of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2 Certificates will relate to a particular Class of Series 2007-C1 Principal Balance Certificates (i.e., Classes A-1, A-2, A-3, A-4, A-SB, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, T and NR respectively). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates relating to each indicated Class of Series 2007-C1 Principal Balance Certificates will equal the lesser of (a) the notional amount stated in the table above for that Class and period and (b) the then actual Certificate Balance of that Class.

                                     9 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JPMCC 2007-C1                                                          Annex E

                                  Schedule III

                  Class A-SB Planned Principal Balance Schedule

                     Date                   Balance
                     --------------------   --------------
                     January 15, 2008       $59,406,000.00
                     February 15, 2008      $59,406,000.00
                     March 15, 2008         $59,406,000.00
                     April 15, 2008         $59,406,000.00
                     May 15, 2008           $59,406,000.00
                     June 15, 2008          $59,406,000.00
                     July 15, 2008          $59,406,000.00
                     August 15, 2008        $59,406,000.00
                     September 15, 2008     $59,406,000.00
                     October 15, 2008       $59,406,000.00
                     November 15, 2008      $59,406,000.00
                     December 15, 2008      $59,406,000.00
                     January 15, 2009       $59,406,000.00
                     February 15, 2009      $59,406,000.00
                     March 15, 2009         $59,406,000.00
                     April 15, 2009         $59,406,000.00
                     May 15, 2009           $59,406,000.00
                     June 15, 2009          $59,406,000.00
                     July 15, 2009          $59,406,000.00
                     August 15, 2009        $59,406,000.00
                     September 15, 2009     $59,406,000.00
                     October 15, 2009       $59,406,000.00
                     November 15, 2009      $59,406,000.00
                     December 15, 2009      $59,406,000.00
                     January 15, 2010       $59,406,000.00
                     February 15, 2010      $59,406,000.00
                     March 15, 2010         $59,406,000.00
                     April 15, 2010         $59,406,000.00
                     May 15, 2010           $59,406,000.00
                     June 15, 2010          $59,406,000.00
                     July 15, 2010          $59,406,000.00
                     August 15, 2010        $59,406,000.00
                     September 15, 2010     $59,406,000.00
                     October 15, 2010       $59,406,000.00
                     November 15, 2010      $59,406,000.00
                     December 15, 2010      $59,406,000.00
                     January 15, 2011       $59,406,000.00
                     February 15, 2011      $59,406,000.00
                     March 15, 2011         $59,406,000.00
                     April 15, 2011         $59,406,000.00
                     May 15, 2011           $59,406,000.00
                     June 15, 2011          $59,406,000.00
                     July 15, 2011          $59,406,000.00
                     August 15, 2011        $59,406,000.00
                     September 15, 2011     $59,406,000.00
                     October 15, 2011       $59,406,000.00
                     November 15, 2011      $59,406,000.00
                     December 15, 2011      $59,406,000.00
                     January 15, 2012       $59,406,000.00
                     February 15, 2012      $59,406,000.00
                     March 15, 2012         $59,406,000.00
                     April 15, 2012         $59,406,000.00
                     May 15, 2012           $59,406,000.00
                     June 15, 2012          $59,406,000.00
                     July 15, 2012          $59,406,000.00
                     August 15, 2012        $59,406,000.00
                     September 15, 2012     $59,405,402.09
                     October 15, 2012       $58,311,250.89
                     November 15, 2012      $57,374,133.84
                     December 15, 2012      $56,260,526.16
                     January 15, 2013       $55,311,212.89
                     February 15, 2013      $54,356,572.73
                     March 15, 2013         $52,886,576.19
                     April 15, 2013         $51,918,321.31
                     May 15, 2013           $50,775,074.74
                     June 15, 2013          $49,794,967.81
                     July 15, 2013          $48,640,186.98
                     August 15, 2013        $47,648,096.40
                     September 15, 2013     $46,650,438.18
                     October 15, 2013       $45,478,576.64
                     November 15, 2013      $44,468,739.88
                     December 15, 2013      $43,285,026.33
                     January 15, 2014       $42,262,875.79
                     February 15, 2014      $41,234,988.44
                     March 15, 2014         $39,698,460.82
                     April 15, 2014         $38,656,172.08
                     May 15, 2014           $37,440,876.62
                     June 15, 2014          $36,385,913.66
                     July 15, 2014          $35,158,283.79
                     August 15, 2014        $34,090,505.86
                     September 15, 2014     $33,016,734.28
                     October 15, 2014       $31,770,060.05
                     November 15, 2014      $30,792,650.09
                     December 15, 2014      $29,662,319.47
                     January 15, 2015       $28,673,020.40
                     February 15, 2015      $27,678,142.26
                     March 15, 2015         $26,237,127.02
                     April 15, 2015         $25,228,502.67
                     May 15, 2015           $24,067,793.71
                     June 15, 2015          $23,046,931.85
                     July 15, 2015          $21,874,313.16
                     August 15, 2015        $20,841,077.23
                     September 15, 2015     $19,802,013.71
                     October 15, 2015       $18,611,680.87
                     November 15, 2015      $17,560,040.14
                     December 15, 2015      $16,357,466.97
                     January 15, 2016       $15,293,108.66
                     February 15, 2016      $14,222,746.73
                     March 15, 2016         $12,857,560.37
                     April 15, 2016         $11,773,454.68
                     May 15, 2016           $10,539,286.09
                     June 15, 2016          $ 9,442,100.45
                     July 15, 2016          $ 8,195,202.24
                     August 15, 2016        $ 7,084,790.64
                     September 15, 2016     $ 5,968,114.90
                     October 15, 2016       $ 4,702,248.61
                     November 15, 2016      $ 3,572,129.37
                     December 15, 2016      $ 2,293,179.65
                     January 15, 2017 and
                     thereafter             $ 1,149,466.84

                                    10 of 10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.